EXHIBIT 99.2


                              For Immediate Release
                              ---------------------


         FROM:             Scott V. Fainor, President & Chief Executive Officer
                                                      Nazareth National Bank
                                                      3864 Adler Place
                                                      Bethlehem, PA 18017
                                                      (610) 861-5721


                           FIRST COLONIAL GROUP, INC.
                           DECLARES QUARTERLY DIVIDEND


Nazareth, PA 1/17/03 On January 16, 2003 the Board of Directors of First Colonial Group, Inc. declared a quarterly cash dividend of 19 cents per share, payable February 14, 2003 to shareholders of record as of the close of business January 31, 2003.


About First Colonial Group
First Colonial Group, Inc. (NASDAQ: FTCG) with assets more than $611 million as of December 31, 2002, operates a one-bank subsidiary, Nazareth National Bank. The Bank provides a wide variety of retail, wholesale and trust & wealth management services to individuals, businesses and institutions. Operating 17 branches in the counties of Northampton, Lehigh and Monroe the company is headquartered in Nazareth, Pa., and has been in continuous operation since June 25, 1897.


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       First Colonial Group, Inc. 76 South Main Street Nazareth, PA 18064
                              Tel. (610) 746-7300